Exhibit 5.1

DELIVERED BY EMAIL

Johannesburg Office
155 5th Street
The Board of Directors	Sandton 2196 South Africa
MiX Telematics Limited	Private Bag 10015
Sandton 2146
Docex 111 Sandton
	Tel	+27 11 535 8000
	Fax	+27 11 535 8600
www.werksmans.com
enquiries@werksmans.com

YOUR REFERENCE:
OUR REFERENCE:	Mr E Wood/Mr K Trudgeon/Ms T Potter /elw/MATR4220.25/#2388668v1
DIRECT PHONE:	+27 11 535 8303
DIRECT FAX:	+27 11 535 6303
EMAIL ADDRESS:	ewood@werksmans.com

7 August 2013

Dear Sirs

MiX TELEMATICS LIMITED (the “Registrant”)

1	We have acted as South African counsel to the Registrant, MiX Telematics Limited, a company incorporated with limited liability under the laws of the Republic of South Africa (“South Africa”) (“MiX”) in connection with a registration statement on Form F-1 originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 July 2013 including all amendments and supplements thereto (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of its ordinary no par value shares, (“Ordinary Shares”) to be issued by the Registrant and sold by certain of its shareholders (“Selling Shareholders”), in the form of American Depositary Shares (“ADSs”).

2	For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed and relied upon copies of, amongst others,–

2.1	the current Memorandum of Incorporation of the Registrant, as well as the proposed changes thereto contemplated in the circular of the Registrant addressed to its shareholders dated 3 July 2013;

2.2	a copy of the certificate of incorporation of E-Why Trading No. 145 Proprietary Limited dated 21 December 1995;

2.3	a copy of the certificate to commence business of E-Why Trading No. 145 Proprietary Limited dated 21 December 1995;

2.4	a copy of the certificate of change of name from “E-Why Trading No. 145 Proprietary Limited” to “Matrix Vehicle Tracking Proprietary Limited” bearing the date 13 February 1996;

2.5	a copy of the certificate of change of name from “Matrix Vehicle Tracking Proprietary Limited” to “Telimatrix Proprietary Limited” bearing the date 21 August 2001;

2.6	a copy of the amended certificate of incorporation relating to the conversion of one type or form of company into another type or form of company in respect of the conversion of “Telimatrix Proprietary Limited” into a public company, “Telimatrix Limited” dated 11 September 2007;

2.7	a copy of the certificate of change of name from “Telimatrix Limited” to “MiX Telematics Limited” bearing the date 1 October 2008 (with effect from 13 October 2008); and

2.8	a certificate of confirmation issued by the Companies and Intellectual Property Commission (“CIPC”) on 17 July 2013 in respect of the Registrant.

Werksmans Inc. Reg. No. 1990/007215/21 Registered Office 155 5th Street Sandton 2196 South Africa

Directors DG Williams (Chairman) AL Armstrong DA Arteiro T Bata NMN Bhengu L Bick JM Bortz TK Bortz GT Bossr TJ Boswell MC Brönn W Brown PF Burger PG Cleland JG Cloete PPJ Coetser C Cole-Morgan D Corbett JN de Villiers GW Driver LJ du Preez RJ Feenstra S Fodor SJ Gardiner D Gewer H Goolam R Gootkin ID Gouws GF Griessel D Hertz J Hollesen VR Hosiosky BB Hotz HC Jacobs TL Janse van Rensburg G Johannes S July J Kallmeyer A Kenny BM Kew N Kirby HA Kotze S Krige P le Roux MM Lessing E Levenstein JS Lochner L Louw DA Loxton JS Lubbe BS Mabasa PK Mabaso PM Madala MPC Manaka G Marinus H Masondo TA Mthiyane J Nickig JJ Niemand GA Nott BPF Olivier WE Oosthuizen M Pansegrouw CP Pauw AV Pillay C Pillay BC Price AA Pyzikowski RJ Raath L Rood BR Roothman W Rosenberg NL Scott LK Silberman MB Simon JA Smit CI Stevens PO Steyn J Stockwell JG Theron JJ Truter KJ Trudgeon DN van den Berg HA van Niekerk FJ van Tonder JP van Wyk A Vatalidis RN Wakefield DC Walker D Wegierski M Wiehahn DC Willans E Wood BW Workman-Davies

JOHANNESBURG — CAPE TOWN — STELLENBOSCH — TYGER VALLEY

3	For the purposes of giving this opinion, we have assumed –

3.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

3.2	the search of the electronic records of CIPC carried out in respect of the Registrant on 17 July 2013 as evidenced by the certificate of confirmation listed in 2.8 above is accurate in all respects and that there has been no change in the corporate status of the Registrant between that date and the date of this opinion;

3.3	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

3.4	that there has not been any change or alteration to any of the documents examined by us;

3.5	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

3.6	that there is no provision of the law of any jurisdiction, other than South Africa, which would have any implication in relation to the opinions expressed herein;

3.7	that the Registration Statement will be declared effective by the Commission; and

3.8	that upon issue of any Ordinary Shares or ADSs, the Registrant will receive consideration for the full issue price thereof which shall be as set forth in the Registration Statement.

4	Except where this opinion indicates otherwise, we have not made any investigation beyond a review of the documentation made available to us, and we have relied exclusively on such documentation in preparing this opinion.

5	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than South Africa. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADSs by the Registrant and the Selling Shareholders and is not to be relied upon in respect of any other matter.

6	On the basis of and subject to the foregoing, we are of the opinion that –

6.1	the Registrant is duly incorporated and existing under the laws of South Africa;

6.2	when issued and paid for as contemplated by the Registration Statement, the Ordinary Shares underlying the ADSs will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

6.3	the Ordinary Shares underlying the ADSs, owned by the Selling Shareholders are legally issued, fully paid, and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

6.4	the statements relating to South African tax matters set forth under the caption “Taxation – South African tax considerations” in the Registration Statement, are true and accurate based on current law and practice at the date hereof and that such statements constitute our opinion.

7	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the captions “Taxation—South African Tax Considerations” and “Legal Matters” and to the summarization of our opinion in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

8	This letter and the opinions expressed herein (“Opinion”) are given solely for the purpose of and in connection with the Registration Statement.

9	This Opinion encompasses only the matters expressly dealt with herein and its ambit may not be extended by implication or otherwise to deal with or encompass any other matters.

10	This Opinion is provided on the basis of the facts recorded above and South African law in force, and in light of judicial decisions given, as at the date of this Opinion. Any change to such facts or law may affect this Opinion. Werksmans Inc (“Werksmans”) is not obliged to advise of any matter, or any changes in law or fact, which may affect this Opinion and which may come to Werksmans’ attention after the date of this Opinion. This Opinion shall be construed and interpreted in accordance with the laws of South Africa.

Yours faithfully

/s/ Werksmans Inc.

WERKSMANS INC.

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